Exhibit 99.4

UEC Electronics, LLC and Subsidiaries Consolidated Financial Statements and Independent Auditors’ Report As of and for the Years Ended December 31, 2013 and 2012

UEC Electronics, LLC and Subsidiaries

Consolidated Financial Statements
and
Independent Auditors’ Report

As of and for the Years Ended
December 31, 2013 and 2012

Contents

Pages

Independent Auditors’ Report	1-2

Financial Statements:
Consolidated Balance Sheets	3
Consolidated Statements of Income and Comprehensive Income	4
Consolidated Statements of Changes in Members’ Equity	5
Consolidated Statements of Cash Flows	6
Consolidated Notes to Financial Statements	7-18

CHARLESTON . COLUMBIA . GREENVILLE . HARTSVILLE

INDEPENDENT AUDITORS’ REPORT

To the Members
UEC Electronics, LLC
Hanahan, South Carolina

We have audited the accompanying consolidated financial statements of UEC Electronics, LLC, and Subsidiaries which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income and comprehensive income, members' equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit includes performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor's judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

FULLSERVICECPA.COM

Independent Auditors' Report

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of UEC Electronics, LLC as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Charleston, South Carolina
March 18, 2014

UEC Electronics, LLC and Subsidiaries
Consolidated Balance Sheets
As of December 31,

Assets	2013	2012
Current assets:
Cash and cash equivalents	$147,055	$1,949,169
Investments	1,421,331	2,229,600
Accounts receivable	13,229,766	4,631,699
Accounts receivable - other	94,953	54,062
Due from related parties	-	401,639
Inventory, net	562,022	549,428
Prepaid expenses	266,424	188,004
Total current assets	15,721,551	10,003,601
Due from member - 225,410
Property and equipment, net	3,818,093	4,223,920
Interest rate swap agreement, fair value	37,194	-
Security deposit	7,016	7,016
Loan costs, net	19,740	23,328
Total assets	$19,603,594	$14,483,275
Liabilities and Members’ Equity
Current liabilities:
Accounts payable	$4,355,477	$495,840
Accrued compensation and related benefits	750,226	702,113
Accrued loss on contracts-in-progress	-	535,154
Line-of-credit	102,800	44,583
Current portion of long-term debt	379,775	242,028
Current portion of interest rate swap agreement, fair value	31,355	26,717
Accrued warranty liability	603,172	749,558
Other taxes payable	3,686	4,086
Total current liabilities	6,226,491	2,800,079

Interest rate swap agreement, fair value	-	69,473
Long-term debt, less current portion	2,732,041	2,857,183

Total liabilities	8,958,532	5,726,735

Members’ equity:
Members’ equity	10,510,897	8,698,705
Accumulated other comprehensive income:
Unrealized gain on investments	134,165	57,835

Total members' equity	10,645,062	8,756,540

Total liabilities and members’ equity	$19,603,594	$14,483,275

See accompanying note disclosure and independent auditors’ report.

UEC Electronics, LLC and Subsidiaries
Consolidated Statements of Income and Comprehensive Income
For the Years Ended December 31,

	2013	2012

Net sales and services	$32,411,643	$43,440,385
Cost of sales	22,488,630	34,547,347

Gross profit	9,923,013	8,893,038

Selling, general, and administrative expenses:
Salaries, related benefits, and taxes	4,272,661	4,586,601
Professional fees	432,709	250,998
Insurance	17,510	47,471
Depreciation and amortization	66,871	121,268
Equipment rental	706	3,492
Advertising	7,034	25,910
Repairs and maintenance	22,931	20,835
Office	83,054	37,631
Taxes and license fees	31,655	57,690
Travel	53,570	46,565
Bad debt	4,522	-
Other	102,167	119,421
Total selling, general and administrative expenses	5,095,390	5,317,882

Income from operations	4,827,623	3,575,156

Other income (expense):
Interest expense	(125,355)	(243,806)
Other income	182,722	172,391
Loss of disposal of assets	(23,181)	-
Unrealized gain on interest rate swap agreements	102,029	20,061
Total other income (expense)	136,215	(51,354)

Net income	4,963,838	3,523,802

Other comprehensive income:
Unrealized gain on investments, net of reclassification adjustment	76,330	61,582

Total comprehensive income	$5,040,168	$3,585,384

See accompanying note disclosure and independent auditors’ report.

UEC Electronics, LLC and Subsidiaries
Consolidated Statements of Changes in Members’ Equity
For the Years Ended December 31,

	Consolidated Member's Equity	Accumulated Other Comprehensive Income (Loss)	Total
Balance - December 31, 2011	$6,577,935	$(3,747)	$6,574,188
Comprehensive income	3,523,802	61,582	3,585,384
Member distributions	(1,403,032)	-	(1,403,032)
Balance - December 31, 2012	$8,698,705	$57,835	$8,756,540
Comprehensive income	4,963,838	76,330	5,040,168
Member distributions	(3,151,646)	-	(3,151,646)
Balance - December 31, 2013	$10,510,897	$134,165	$10,645,062

See accompanying note disclosure and independent auditors’ report.

UEC Electronics, LLC and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31,

	2013	2012
Cash flows from operating activities
Net income	$4,963,838	$3,523,802
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	430,868	394,150
Amortization	3,588	10,955
Realized gain on investments, net	-	(25,208)
Loss on sale of assets	23,181	-
Unrealized (gain) loss on interest rate swap	(102,029)	(20,061)
Provision for bad debt	4,522	-
Changes in operating assets – (increase) decrease
Accounts receivable	(8,602,589)	986,103
Accounts receivable - Other	(40,891)	3,192
Due from related parties	401,639	(401,639)
Inventories	(12,594)	4,780,047
Prepaid expenses	(78,420)	230,193
Security deposit	-	-
Changes in operating liabilities – increase (decrease)
Accounts payable	3,859,637	(2,481,543)
Compensation and related benefits	48,113	157,729
Accrued loss on contracts-in-progress	(535,154)	535,154
Customer deposits	-	(1,990,634)
Accrued warranty liability	(146,386)	537,022
Other taxes payable	(400)	(8,268)
Net cash provided by operating activities	216,923	6,230,994

Cash flows from investing activities
Purchases of investments	(557,665)	(1,287,560)
Proceeds from the sale of investments	1,442,264	329,585
Purchases of property and equipment	(48,222)	(523,359)
Net cash provided (used) in investing activities	836,377	(1,481,334)

Cash flows from financing activities
Net borrowings (repayments) on line-of-credit	58,217	(1,785,717)
Loan costs	-	(25,122)
Advances on long-term debt	429,354	2,521,479
Repayments on long-term debt	(416,749)	(1,943,910)
Repayments on loans from member	-	(120,100)
Advances to member	225,410	(225,410)
Member distributions	(3,151,646)	(1,403,032)
Net cash used in financing activities	(2,855,414)	(2,981,812)

Net increase (decrease) in cash	(1,802,114)	1,767,848

Cash, beginning of year	1,949,169	181,321

Cash, end of year	$147,055	$1,949,169

See accompanying note disclosure and independent auditors’ report.

UEC Electronics, LLC and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2013 and 2012

Note 1 – Summary of Significant Accounting Policies

Nature of Operations

UEC Electronics, LLC (“the Company”) is an ISO 9001:2008 and AS 9100C certified company that manufactures, sells, installs and services engineered products for regional and national customers. The Company was formed in South Carolina and is licensed to do business, primarily performing engineering services, in several states. The Company’s customers include entrepreneurs, military contractors, heavy-duty automotive OEM’s,  production plants and industrial equipment providers. UEC Properties, LLC "Properties" owns property leased by the Company.

Principles of Consolidation

The consolidated financial statements include the accounts of the parent company, UEC Electronics, LLC and its wholly owned subsidiary UEC Properties, LLC. All material inter-company transactions have been eliminated. These consolidated financial statements include the assets, liabilities, equity, revenues, and expenses for all entities.

Basis of Accounting

The accompanying consolidated financial statements are prepared using the accrual method of accounting in compliance with accounting principles generally accepted in the United States of America.

During 2012, the company changed its process of estimating revenue from the units-of-delivery method, which accumulated costs incurred but not yet billable in work-in-process inventory, to the percentage-of-completion method using cost-to-cost because criteria for use of the percentage-of-completion method were met in 2012. The effect of this change on current year net income is unknown.

The Company records net sales and estimated profits for its major contracts using the percentage-of-completion method. For contracts that require the Company to perform a significant level of development effort in comparison to the total value of the contract and/or to deliver minimal quantities, sales are recorded using the cost-to-cost method to measure progress toward completion. Under the cost-to-cost method of accounting, the Company recognizes sales and an estimated profit as costs are incurred based on the proportion that the incurred costs bear to total estimated costs.

Accounting for contracts using the percentage-of-completion method requires judgment relative to assessing risks, estimating contract sales and costs, and making assumptions for schedule and technical issues. Due to the scope and nature of the work required to be performed on many of our contracts, the estimation of total sales and cost at completion is complicated and subject to many variables and, accordingly, is subject to change. When adjustments in estimated contract sales or estimated costs at completion are required, any changes from prior estimates are recognized in the current period for the inception-to-date effect of such changes. When estimates of total costs to be incurred on a contract exceed total estimates of sales to be earned, a provision for the entire loss on the contract is recorded in the period in which the loss is determined.

UEC Electronics, LLC and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2013 and 2012

Note 1 – Summary of Significant Accounting Policies (continued)

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates. Estimates are applied in determining the percentage complete for work in process, valuation of inventories, warranty liabilities, depreciation and allowance for doubtful accounts.

Cash and Cash Equivalents

For purposes of the statement of cash flows, cash equivalents include money market funds and mutual funds with short-term maturities.

Accounts  Receivable

Receivables include amounts billed and currently due from customers, and unbilled costs and accrued profits primarily related to sales on long-term contracts that have been recognized but not yet billed to customers. All unbilled receivables are expected to be collected within one year.

Accounts receivable are stated at the net realizable value. The Company’s experience indicates that no allowance for estimated future losses from doubtful accounts that arise during the normal course of business is needed and results of direct write offs would not be materially different from use of an allowance account.

Accounts Receivable – Other

Accounts receivable – other is comprised of South Carolina job development credits, which are refunds of South Carolina payroll withholding taxes.

Investments

The Company classifies all marketable securities as held-to-maturity, available-for-sale, or trading at the time of purchase, and re-evaluates such classification as of each balance sheet date. At December 31, 2013 and 2012 all of the Company’s investments in marketable securities were classified as available-for-sale, and as a result, were reported at fair value. Unrealized gains or losses are reported as a component of accumulated other comprehensive income (loss) in member’s equity until realized. The Company follows its investment managers’ methods of determining the cost in computing realized gains and losses on the sale of its available-for-sale securities, which includes both the specific identification and average cost methods. Realized gains and losses are included in other income.

UEC Electronics, LLC and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2013 and 2012

Note 1 – Summary of Significant Accounting Policies (continued)

Investments (continued)

The Company maintains its investments with a reputable brokerage firm which at times during the year may exceed amounts covered under insurance provided by the U.S. Securities Investment Protection Corporation (SIPC). The Company believes there is no significant risk related to these investments other than normal market fluctuations.

Inventories

The Company’s finished goods, raw materials and supplies are recorded at the lower of average cost or market. Inventories include work-in-process on items being constructed for customers. The costs of direct labor, direct expenses and other costs are applied to finished goods and work-in-process inventories.

Inventory consisted of the following as of December 31,:

	2013	2012
Raw materials and supplies	$833,846	$1,229,045
Work-in-process	156,374	77,013
Finished goods	121,569	234,686
Inventory, gross	1,111,789	1,540,744
Less: inventory reserve	(549,767)	(991,316)
Inventory, net	$562,022	$549,428

Property and Equipment

Property and equipment is recorded at cost and is being depreciated over the estimated useful lives using the straight-line method of depreciation. Upon sale or retirement, the cost and related accumulated depreciation are eliminated from the respective accounts and the resulting gain or loss is included in the results of operations. Repairs and maintenance charges that do not increase the useful lives of the assets are charged to operations as incurred.

Estimated useful lives of the various categories of property and equipment including equipment under capital lease obligations are as follows:

Buildings	40 years
Machinery and equipment	3 to 15 years
Furniture and office equipment	5 to 15 years
Vehicles	3 to 7 years
Computers and peripherals	2 to 10 years
Aircraft	10 years

UEC Electronics, LLC and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2013 and 2012

Note 1 – Summary of Significant Accounting Policies (continued)

Loan Costs

Costs incurred in connection with obtaining financing through the bank have been capitalized and are being amortized using the straight-line method over the estimated useful life of the respective financing arrangements.

Future amortization expense for intangible assets owned at December 31, 2013, is as follows:

Year Ending December 31,
2014	$3,588
2015	3,588
2016	3,588
2017	3,588
2018	3,588
Thereafter	1,800
$19,740

Amortization expense was $3,588 and $10,955 for the years ended December 31, 2013 and 2012, respectively.

Advertising Costs

The Company charges the costs of advertising to expense as incurred.

Shipping and Handling Costs

Freight billed to customers is considered sales revenue and related freight out is classified as a cost of sales.

Income Taxes

The members have elected under the Internal Revenue Code for the Company to be taxed as a Subchapter S Corporation. As such, the Company will not pay any federal or state income tax on normal operations. The Members will pay income taxes on the profits from normal operations of the Company. Accordingly, no provision for income taxes is presented in the accompanying financial statement.

The Company’s income tax filings are subject to audit by various taxing authorities. The Company’s open audit periods are 2008-2012. In evaluating the Company’s tax provisions and accruals, future taxable income, and the reversal of temporary differences, interpretations, and tax planning strategies are considered. The Company believes their estimates are appropriate based on current facts and circumstances.

UEC Electronics, LLC and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2013 and 2012

Note 2 – Cash and Cash Equivalents

Cash and cash equivalents are summarized as follows as of December 31,:

	2013	2012
Cash	$79,836	$1,512,812
Cash equivalents	67,219	436,357
Total cash and cash equivalents	$147,055	$1,949,169

Note 3 – Accounts Receivable

Accounts receivable consisted of the following at December 31,:

	2013	2012
Accounts receivable	$9,250,855	$1,310,381
Unbilled accounts receivable	3,978,911	3,321,318
Total accounts receivable	$13,229,766	$4,631,699

Note 4 – Investments

Investments consisted of the following at December 31, 2013:

	Cost Basis	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Equities	$135,429	$40,846	$(581)	$175,694
Fixed income	262,414	15,544	(1,253)	276,705
Mutual Funds	884,713	86,064	(7,021)	963,756
Other	5,478	-	(282)	5,176
Total investments	$1,288,034	$142,454	$(9,137)	$1,421,331

Investments consisted of the following at December 31, 2012:

	Cost Basis	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Equities	$136,399	$9,922	$(3,301)	$143,020
Fixed income	1,243,078	26,639	(650)	1,269,067
Mutual Funds	781,832	40,869	(14,968)	807,733
Other	10,455	-	(675)	9,780
Total investments	$2,171,764	$77,430	$(19,594)	$2,229,600

UEC Electronics, LLC and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2013 and 2012

Note 4 – Investments (continued)

The summary of changes in net unrealized gains (losses) is as follows for the years ended December 31,:

	2013	2012
Net unrealized gain (loss), beginning	$57,835	$(3,747)
Unrealized gains arising during period	76,664	86,790
Reclassification adjustment into current earnings for investments sold	(334)	(25,208)
Net unrealized gain, ending	$134,165	$57,835

Investment income consisted of the following as of December 31,:

	2013	2012
Interest and dividends	$64,962	$49,789
Realized gains	17,095	25,912
Realized losses	(16,761)	(704)
Total investment income	$65,296	$74,997

Maturities of investment in debt securities classified as available-for-sale were as follows at December 31,:

	2013		2012
		Estimated Fair		Estimated Fair
	Amortized Cost	Value	Amortized Cost	Value
Within one year	$-	$-	$-	$-
Due in after 1 through 5 years	112,437	114,601	91,848	96,972
Due in after 5 through 10 years	125,001	135,964	127,800	140,299
Due in after 10 years	24,976	26,140	73,430	81,279
Total debt securities	$262,414	$276,705	$293,078	$318,550

Expected maturities may differ from contractual maturities because some issuers have the right to call or prepay obligations with or without call or prepayment penalties.

UEC Electronics, LLC and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2013 and 2012

Note 5 – Property and Equipment

Property and equipment were as follows as of December 31,:

	2013	2012
Land	$631,215	$631,215
Buildings	2,613,694	2,631,707
Furniture and fixtures	169,535	218,679
Computers and peripherals	750,113	795,029
Machinery and equipment	945,435	1,003,720
Aircraft	567,673	569,868
Construction in progress	169,044	177,835
Property and equipment, gross	5,846,709	6,028,053
Less: accumulated depreciation	(2,028,616)	(1,804,133)
Property and equipment, net	$3,818,093	$4,223,920

Depreciation is calculated using the straight-line method for financial reporting purposes and amounted to approximately $430,000 and $390,000 in 2013 and 2012, respectively.

Note 6 – Line of Credit

In August of 2011, the Company entered into a revolving line-of-credit agreement with a bank that provides for borrowings up to $5,000,000 limited by a borrowing base calculation based on receivables. The line is collateralized by essentially all the assets of the Company. Interest on the unpaid balance will accrue at the one- month LIBOR rate plus 1.90% (2.10% as of December 31, 2013). The line had an outstanding balance of
$102,800 at December 31, 2013 and $44,583 at December 31, 2012. The line of credit also contains certain financial covenants and restrictions, including requirements that the Company maintain specified leverage ratios and net worth amounts. As of December 31, 2013, the Company was in compliance with all covenants.

In October of 2008, the Company entered into a line of credit agreement with its investment broker that provides for borrowings of up to $790,000 and is collateralized by the investment assets of the Company. Interest on the unpaid balance will accrue at the one-month LIBOR rate plus 3.125% (3.325% as of December 31, 2013). The line had no outstanding balance at December 31, 2013 and.

UEC Electronics, LLC and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2013 and 2012

Note 7 – Long-Term Debt

Long-term debt consisted of the following as of December 31,

	2013	2012
Term loan with an advance period due in monthly payments of interest only through June 2013, then interest and principal totaling $23,510 per month, bearing interest at 3.85%, maturing with a balloon payment due in May 2016, and collateralized by essentially all assets of the Company.	$652,298	$545,257
Note payable due in monthly payments of interest and principal, bearing interest at LIBOR plus 1.70% (1.90% at December 31, 2012), maturing with a balloon payment due in May 2019, and collateralized by the building.	2,459,518	2,553,954
Total notes payable	3,111,816	3,099,211
Less: current portion	(379,775)	(242,028)
Long-term notes payable	$2,732,041	$2,857,183

During the year ended December 31, 2012, the Company refinanced the term note on its building with a new bank and used the proceeds to pay off two of its existing notes and a related interest rate swap agreement.

Scheduled principal maturities of long-term debt as of December 31, 2013 are as follows:

Year Ending December 31,
2014	$379,775
2015	383,097
2016	192,449
2017	107,957
2018	111,629
Thereafter	1,936,909
$3,111,816

UEC Electronics, LLC and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2013 and 2012

Note 8 – Interest Rate Swap Agreement

The Company entered into an interest rate swap agreement on May 2, 2009 that effectively fixed the interest rate on the outstanding principal of the corresponding term note (See Note 7 – Long-Term Debt). Under the swap contract, the Company pays interest at 4.86% and receives interest at the one-month LIBOR plus 1.70%, (1.90% at December 31, 2013). The Company paid off this swap agreement during the year ended December 31, 2012 as part of the term note refinancing mentioned in Note 7. The Company paid $121,302 of interest expense to exit the swap agreement.

The Company entered into an interest rate swap agreement on June 17, 2012 that effectively fixed the interest rate on the outstanding principal of the corresponding term note (See Note 7 – Long-Term Debt). Under the swap contract, the Company pays interest at 3.35% and receives interest at the one-month LIBOR plus 1.70%, (1.90% at December 31, 2013). The notional amount under the swap decreases as principal payments are made on the note. The notional amount of the contract was approximately $2,460,000 at December 31, 2013.

The Company’s purpose in entering into this swap arrangement was to hedge the risk of interest rate changes on related variable rate debt. The Company has decided not to elect hedge accounting for this contract. Accordingly, all of the change in fair value of the swap contract will be reported in current earnings. The Company has no intentions of exiting the contract prior to its expiration; therefore the entire fair value is classified as long-term debt.

The net effect of these contracts increased interest expense by approximately $35,000 and $30,000 for the year ended December 31, 2013 and 2012, respectively.

The overall impact of fluctuations in the fair values of the swap arrangements is as follows for the year ended December 31,:

	2013	2012
Effects of unrealized fluctuations in fair value (expense)	$27,641	$20,061

Note 9 – Fair Value of Financial Instruments

The Company’s financial instruments are cash and cash equivalents, short-term investments, accounts receivable, accounts payable, notes payable, and long-term debt. The Company’s management believes that the recorded values approximate fair values.

Generally accepted accounting principles define fair value, establish a framework for measuring fair value, and establish a fair value hierarchy that prioritizes the inputs to valuation techniques. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market. Valuation techniques that are consistent with the market, income, or cost approach are used to measure fair value.

UEC Electronics, LLC and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2013 and 2012

Note 10 – Fair Value Measurements

The fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad categories:

Level 1 – These are generally quoted prices, the Company has the ability to access, in active markets for identical assets or liabilities.

Level 2 – These are inputs, other than quoted prices included in level 1, which are observable for the asset or liability, either directly or indirectly.

Level 3 – These are unobservable inputs for the asset or liability and rely on management’s own assumptions about the assumptions that market participants would use in pricing the asset or liability.

The estimated fair value of the Company's interest rate swap is obtained from a generally recognized source or the most recent closing bid quotation from such a source, plus accrued principal and/or interest to the extent not included therein. The interest rate swap is recorded as a recurring Level 2.

The following table presents the Company’s fair value hierarchy for those assets and (liabilities) measured at fair value on a recurring basis as of December 31, 2013:

	Level 1	Level 2	Level 3	Total
Available for Sale Investments
Equities	$175,694	$-	$-	$175,694
Fixed Income	276,705	-	-	276,705
Mutual Funds	963,756	-	-	963,756
Other	5,176	-	-	5,176
Derivatives
Interest Rate Swap	-	5,839	-	5,839
Totals	$1,421,331	$5,839	$-	$1,427,170

The following table presents the Company’s fair value hierarchy for those assets and (liabilities) measured at fair value on a recurring basis as of December 31, 2012:

	Level 1	Level 2	Level 3	Total
Available for Sale Investments
Equities	$143,020	$-	$-	$143,020
Fixed Income	1,269,067	-	-	1,269,067
Mutual Funds	807,733	-	-	807,733
Other	9,780	-	-	9,780
Derivatives
Interest Rate Swap	-	(96,190)	-	(96,190)
Totals	$2,229,600	$(96,190)	$-	$2,133,410

UEC Electronics, LLC and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2013 and 2012

Note 11 – Accrued Warranty Liability

The Company includes a one year warranty on all products purchased by its customers. Accrued warranty liability represents the estimated amounts to be paid to customers based on experience and accumulated statistical data.

Accrued warranty liability is necessarily based on estimates and, while management believes that the amount is adequate, the ultimate liability may differ from the amount provided. The methods for making such estimates and for establishing the resulting liability are continually reviewed, and any adjustments are reflected in the statements of earnings in the period determined.

Accrued warranty liabilities were made up of the following at December 31,:

	2013	2012
Beginning balance	$749,558	212,536
Warranty payments made	(224,590)	(67,837)
Warranty accruals, current year	404,237	617,797
Changes to preexisting warranties	(326,033)	(12,938)
Ending balance	$603,172	$749,558

Note 12 – Operating Lease Commitments

The Company has entered into non-cancelable operating leases for equipment. Lease expense for the years ended December 31, 2013 and 2012 was approximately $115,000. Future minimum lease payments under the leases are as follows:

Year Ending December 31,
2014	$45,432
2015	7,428
2044	7,428
2017	7,428
2018	7,428
$75,144

Note 13 – Compensating Absences

Employees of the Company are entitled to paid vacation, paid sick days, and personal days off, depending on job classification, length of service, and other factors. The Company's employees are entitled to accrue and carry forward annual leave. Accrued vacation that is carried over from the prior year will be used or paid out during the subsequent year.

UEC Electronics, LLC and Subsidiaries
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2013 and 2012

Note 14 – Retirement Plan

The Company sponsors a 401(k) plan for qualified employees. The plan is available to all full-time employees who have worked twelve months and are at least eighteen years of age. Company contributions of $180,000 and $104,000 were made during 2013 and 2012, respectively. Note 15 – Supplemental Disclosure of Cash Flow Information

The Company paid cash for interest totaling $125,355 and $243,806 for the years ending December 31, 2013 and 2012, respectively.

The Company purchased $545,257 of fixed assets with debt financing during the year ended December 31, 2012.

Note 16 – Major Customers and Concentrations

Revenues from the three largest customers accounted for approximately 56% and 77% of the total sales at December 31, 2013 and 2012.

Note 17 – Related Parties

During the year ended December 31, 2012 the Company, in an effort to reduce its cash balance risk, loaned East Cooper Properties, Inc., an entity under common control, $250,000 to be deposited in  an  interest  bearing account.

Note 18 – Subsequent Events
The date to which events occurring after December 31, 2013 (the date of the most recent balance sheet) have been evaluated for possible adjustment to the financial statements or disclosure is March 18, 2014, which is the date on which the financial statements were available to be issued.

During the year ended December 31, 2013, the Company's members agreed to sell the assets of the Company for an amount in excess of book value. The sale does not include UEC Automation, LLC, UEC Aviation, LLC, or UEC Properties, LLC. An estimate of the financial effect of the sale cannot be made until the sale and agreements are final.

Note 19 – Reclassifications

Certain reclassifications have been made to the prior year's financial statements to conform to the current year presentation.

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